AMENDMENT TO EQUITY RIGHTS LETTER AGREEMENT

THIS AMENDMENT TO EQUITY RIGHTS LETTER AGREEMENT (this “Amendment”) is made effective as of April 24, 2018 by and between Hercules Capital, Inc., a Maryland corporation f/k/a Hercules Technology Growth Capital, Inc. (“Hercules”) and Genocea Biosciences, Inc., a Delaware corporation (the “Company”).

WHEREAS, Hercules and the Company are parties to that certain letter agreement dated November 20, 2014 pursuant to which Hercules has certain rights to purchase Company equity securities from the Company from time to time (the “Equity Rights Letter”); and

WHEREAS, in connection with certain modifications of even date herewith to the loan arrangement between Hercules and the Company, and as additional consideration to Hercules for its agreements in connection therewith, the parties desire to amend the Equity Rights Letter in the manner hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties agree as follows:

1.    Amendments to Equity Rights Letter.    The Equity Rights Letter is hereby amended as follows:

(a)    the capitalized term “Loan Agreement” therein shall, from and after the date hereof, mean and refer to that certain Amended and Restated Loan Agreement of even date herewith between Hercules and the Company, as amended and in effect from time to time; and

(b)    the capitalized term “Warrant” therein shall, from and after the date hereof, mean and refer to that certain Warrant Agreement of even date herewith between the Company and Hercules, as amended and in effect from time to time.

2.    No Other Amendments.    Except as specifically amended hereby, the Equity Rights Letter shall remain in full force and effect as originally written.

3.    Governing Law.    This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

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IN WITNESS WHEREOF, the parties have executed this Amendment to Equity Rights Letter Agreement as of the date first above written.

HERCULES CAPITAL, INC.

By: ___/s/ Melanie Grace_____________
Name: Melanie Grace
Title: Secretary/ GC

GENOCEA BIOSCIENCES, INC.

By: ___/s/ William D. Clark___________
Name: William D. Clark
Title: President, CEO & Secretary